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                                                                    EXHIBIT 99.2

                        PLEASE DETACH PROXY CARD HERE
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                                VIRATA CORPORATION

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               Special Meeting of Stockholders, December 14, 2001

      The undersigned stockholder of Virata Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus each dated November 8, 2001 and hereby appoints Charles Cotton and Andrew M. Vought, and each of them, proxies, with full power of substitution and revocation, to vote as designated below, all shares of common stock of Virata Corporation, which the undersigned is entitled to vote at the Special Meeting of Stockholders of Virata Corporation to be held on December 14, 2001, at the Oyster Point Hotel, 146 Bodman Place, Red Bank, New Jersey at 10:00 a.m. Eastern time and at any adjournment or postponement thereof.

      The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" Proposal No. l and "FOR" Proposal No. 2. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

      TO VOTE BY MAIL, PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE

                          PLEASE DETACH PROXY CARD HERE
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The Board of Directors recommends a vote "FOR" Proposal No. 1 and a vote "FOR"
Proposal No.2.

                                                 FOR       AGAINST      ABSTAIN
1. To approve and adopt the Agreement and
Plan of Merger dated as of October 1, 2001,
by and among GlobeSpan, Inc., Wine
Acquisition Corp., a wholly-owned
subsidiary of GlobeSpan, Inc., and Virata
Corporation and approve the merger of Wine
Acquisition Corp. with and into Virata
Corporation. In the merger, GlobeSpan, Inc.
will issue 1.02 shares of its common stock
in exchange for each outstanding share of
Virata Corporation common stock and Virata
Corporation will become a wholly-owned
subsidiary of GlobeSpan, Inc.                    [_]        [_]           [_]

2. To transact such other business that may
properly come before the special meeting or
any adjournments or postponement thereof.        [_]        [_]           [_]

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DATE:___________________________

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Signature(s) in Box

Please sign exactly as your name
appears on your stock certificate.

When shares are held in the name of joint holders, each should sign. When signing as attorney, executor, trustee, guardian, etc., please so indicate. If a corporation, please sign in full corporate name by an authorized officer.
If a partnership, please sign in partnership name by an authorized person.